CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-51881), Form S-3 (No. 33-36868), Form S-3 (No. 333-03803), Form S-8 (No. 2-94539), Form
S-8 (No. 33-49693),  Form S-8 (No.  333-03057),  and Form S-8 (No. 333-03055) of
National Fuel Gas Company of our report dated October 24, 1997, appearing on page 50 of this Form 10-K.



PRICE WATERHOUSE LLP


Buffalo, New York
December 23, 1997